UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2021

Fulton Financial Corporation

(Exact name of registrant as specified in its charter)

PA	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Penn Square

Lancaster, PA 17602

(Address of principal executive offices) (Zip Code)

(717) 291-2411

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC
Depositary Shares, Each Representing 1/40th Interest in a Share of Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	FULTP	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In a Current Report on Form 8-K filed on March 30, 2021, Fulton Financial Corporation (the “Company”) announced the pricing terms of its previously announced cash tender offer (the “Offer”) to purchase up to a maximum aggregate principal amount of $75 million of its 4.500% Subordinated Notes due 2024 and up to a maximum aggregate principal amount of $60 million of its 3.60% Senior Notes due 2022 (collectively, the “Tendered Notes”). The Company concurrently announced the early tender results of the Offer.

The Offer and cancellation of the Tendered Notes are part of a series of transactions intended to reduce the Company’s exposure to interest rate risk by repositioning its balance sheet. In addition to the Offer, the series of transactions consisted of the prepayment of $535 million of term Federal Home Loan Bank (“FHLB”) advances, the sale of $23 million of auction rate securities, the execution of $500 million of receive-fixed, pay-variable interest rate swaps to hedge certain variable rate loans in the Company’s portfolio, and the sale of all its holdings of Visa, Inc. (“Visa”) Class B restricted shares. Collectively, the transactions are expected to have minimal impact on the Company’s net income for the quarter ending March 31, 2021 and result in modest improvement to certain of the Company’s capital ratios.

The Company expects to realize a $34 million pre-tax gain during the quarter ending March 31, 2021 in connection with the sale of the Visa Class B restricted shares. The Company received the Visa Class B restricted shares in 2007 in connection with Visa’s corporate restructuring in contemplation of Visa’s initial public offering.

The Offer and subsequent cancellation of the Tendered Notes, and the prepayment of $535 million of its term FHLB advances, are expected to result in the recognition of debt extinguishment costs and prepayment penalties of $33 million for the quarter ending March 31, 2021. The Offer and the prepayment of FHLB advances were funded with cash on hand, which is expected to reduce the Company’s total assets by approximately $670 million as of March 31, 2021 in comparison to December 31, 2020.

Transactions Summary

•	Sold Visa Class B restricted shares – $34 million pre-tax gain expected for quarter ending March 31, 2021

•	The Offer and cancellation of the Tendered Notes - $12 million of debt extinguishment costs expected for the quarter ending March 31, 2021.

•	Prepaid $535 million of term FHLB advances – $21 million of prepayment penalties expected for quarter ending March 31, 2021

•	Sold $23 million of auction rate securities – $0.5 million loss on sale expected for quarter ending March 31, 2021

•	Executed $500 million of receive-fixed, pay-variable interest rate swaps

•	Transactions expected to result in a net reduction in the Company’s total assets of $670 million as of March 31, 2021 in comparison to December 31, 2020

Anticipated Future Impacts of the Transactions

•	Reduction in exposure to interest rate risk

•	Increase net interest income by approximately $17 million on an annualized basis

•	Increase in earnings per share of approximately $0.08 per share on an annualized basis

•	Modest beneficial impact to most capital ratios, due to a reduction in total assets

Information Relating to the Offer

Piper Sandler & Co. is acting as Dealer Manager in connection with the Offer. Questions regarding the Offer should be directed to the Dealer Manager by phone at (866) 805-4128 (toll-free) or (212) 466-7807 (collect).

Global Bondholder Services Corporation has been appointed as the Tender and Information Agent for the Offer. Questions or requests for assistance in connection with the Offer or the delivery of tender instructions, or for additional copies of the Offer to Purchase and the related Letter of Transmittal, may be directed to the Tender and Information Agent by phone at (212) 430-3774 (banks and brokers) or (866) 924-2200 (all others) or online at https://www.gbsc-usa.com/fulton/. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

This Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Offer is being made only by, and pursuant to the terms of, the Offer to Purchase and the related Letter of Transmittal. The Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the laws require the Offer to be made by a licensed broker or dealer, the Offer will be made by the Dealer Manager on behalf of the Company. None of the Company, the Tender and Information Agent, the Dealer Manager, or the Trustee (as defined in the Offer to Purchase) with respect to the Notes, nor any of their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering all or any portion of their Notes in response to the Offer.

About Fulton Financial Corporation

Fulton Financial Corporation is a $26 billion financial holding company that has approximately 3,300 employees and operates more than 200 financial centers in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

Forward-looking statements

The Company has made, and may continue to make, certain forward-looking statements with respect to its financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Company’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, they are based on current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Company undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Company, and some of the factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and other current and periodic reports, which have been or will be filed with the Securities and Exchange Commission and are or will be available in the Investor Relations section of the Company’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fulton Financial Corporation
(Registrant)

Date: March 31, 2021	By:	/s/ Mark R. McCollom
	Name:	Mark R. McCollom
	Title:	Senior Executive Vice President and Chief Financial Officer